EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES FIRST QUARTER 2018 RESULTS

VERO BEACH, Fla., (May 7, 2018) – Bimini Capital Management, Inc. (OTCBB:BMNM), ("Bimini Capital," "Bimini," or the "Company"), today announced results of operations for the three month period ended March 31, 2018.

First Quarter 2018 Highlights

•	Net loss of $3.3 million, or $0.26 per common share
•	Book value per share of $4.13
•	Company to discuss results on Tuesday, May 8, 2018, at 10:00 AM ET

Details of First Quarter 2018 Results of Operations

The Company reported net loss of $3.3 million for the three month period ended March 31, 2018.   The results for the quarter included advisory services revenue of $2.1 million, interest and dividend income of $2.6 million, interest expense of $1.1 million, net realized and unrealized losses of $6.1 million, operating expenses of $1.7 million and an income tax benefit of $1.1 million.

Management of Orchid Island Capital, Inc.

Orchid is managed and advised by Bimini.  As Manager, Bimini is responsible for administering Orchid's business activities and day-to-day operations.  Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel.

Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period.  For the three months ended March 31, 2018, Bimini's statement of operations included a fair value adjustment of $(2.9) million and dividends of $0.5 million from its investment in Orchid common stock.  Also during the three months ended March 31, 2018, Bimini recorded $2.1 million in advisory services revenue for managing Orchid's portfolio consisting of $1.7 million of management fees and $0.4 million in overhead reimbursement.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio ("PT MBS") and the structured MBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities.  The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - December 31, 2017	$207,178,811	$1,476,697	$1,036,624	$2,513,321	$209,692,132
Securities purchased	5,080,712	-	-	-	5,080,712
Return of investment	n/a	(174,294)	(62,109)	(236,403)	(236,403)
Pay-downs	(4,827,689)	n/a	n/a	n/a	(4,827,689)
Premium lost due to pay-downs	(357,075)	n/a	n/a	n/a	(357,075)
Mark to market (losses) gains	(4,681,273)	222,142	(63,600)	158,542	(4,522,731)
Market Value - March 31, 2018	$202,393,486	$1,524,545	$910,915	$2,435,460	$204,828,946

The tables below present the allocation of capital between the respective portfolios at March 31, 2018 and December 31, 2017, and the return on invested capital for each sub-portfolio for the three month period ended March 31, 2018.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately (15.8)% and 7.4%, respectively, for the first quarter of 2018.  The combined portfolio generated a return on invested capital of approximately (12.6)%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2018
Market value	$202,393,486	$1,524,545	$910,915	$2,435,460	$204,828,946
Cash equivalents and restricted cash(1)	5,766,540	-	-	-	5,766,540
Repurchase agreement obligations	(193,819,649)	-	-	-	(193,819,649)
Total(2)	$14,340,377	$1,524,545	$910,915	$2,435,460	$16,775,837
% of Total	85.5%	9.1%	5.4%	14.5%	100.0%
December 31, 2017
Market value	$207,178,811	$1,476,697	$1,036,624	$2,513,321	$209,692,132
Cash equivalents and restricted cash(1)	8,619,350	-	-	-	8,619,350
Repurchase agreement obligations	(200,182,751)	-	-	-	(200,182,751)
Total(2)	$15,615,410	$1,476,697	$1,036,624	$2,513,321	$18,128,731
% of Total	86.1%	8.2%	5.7%	13.9%	100.0%

(1)	Amount excludes restricted cash of $118,430 and $133,510 at March 31, 2018 and December 31, 2017, respectively, related to trust preferred debt funding hedges.
(2)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

Returns for the Quarter Ended March 31, 2018
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Interest income (net of repo cost)	$1,244,457	$1,576	$24,967	$26,543	$1,271,000
Realized and unrealized (losses) gains	(5,038,348)	222,142	(63,600)	158,542	(4,879,806)
Hedge gains(1)	1,325,687	n/a	n/a	n/a	1,325,687
Total Return	$(2,468,204)	$223,718	$(38,633)	$185,085	$(2,283,119)
Beginning capital allocation	$15,615,410	$1,476,697	$1,036,624	$2,513,321	$18,128,731
Return on invested capital for the quarter(2)	(15.8)%	15.1%	(3.7)%	7.4%	(12.6)%

(1)	Excludes gains of approximately $415,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the first quarter of 2018, the Company received approximately $5.1 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate ("CPR") of approximately 8.6% for the first quarter of 2018.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
March 31, 2018	7.2	16.8	8.6
December 31, 2017	7.2	16.9	8.8
September 30, 2017	5.2	18.8	8.3
June 30, 2017	5.9	20.4	9.9
March 31, 2017	4.8	18.8	8.8

Portfolio

The following tables summarize the MBS portfolio as of March 31, 2018 and December 31, 2017:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
March 31, 2018
Fixed Rate MBS	$202,393	98.8%	4.20%	319	1-Jan-48
Interest-Only MBS	1,525	0.8%	3.45%	227	25-Dec-39
Inverse Interest-Only MBS	911	0.4%	4.70%	276	25-Apr-41
Total MBS Portfolio	$204,829	100.0%	4.20%	318	1-Jan-48
December 31, 2017
Fixed Rate MBS	$207,179	98.8%	4.21%	321	1-Dec-47
Interest-Only MBS	1,476	0.7%	3.43%	229	25-Dec-39
Inverse Interest-Only MBS	1,037	0.5%	5.01%	278	25-Apr-41
Total MBS Portfolio	$209,692	100.0%	4.21%	320	1-Dec-47

($ in thousands)
	March 31, 2018		December 31, 2017
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$179,874	87.8%	$178,581	85.2%
Freddie Mac	24,729	12.1%	30,896	14.7%
Ginnie Mae	226	0.1%	215	0.1%
Total Portfolio	$204,829	100.0%	$209,692	100.0%

	March 31, 2018	December 31, 2017
Weighted Average Pass Through Purchase Price	$109.00	$109.06
Weighted Average Structured Purchase Price	$6.02	$6.02
Weighted Average Pass Through Current Price	$104.68	$107.13
Weighted Average Structured Current Price	$7.42	$7.06
Effective Duration (1)	4.712	3.832

(1)
Effective duration is the approximate percentage change in price for a 100 basis point change in rates.  An effective duration of 4.712 indicates that an interest rate increase of 1.0% would be expected to cause a 4.712% decrease in the value of the MBS in the Company's investment portfolio at March 31, 2018.  An effective duration of 3.832 indicates that an interest rate increase of 1.0% would be expected to cause a 3.832% decrease in the value of the MBS in the Company's investment portfolio at December 31, 2017. These figures include the structured securities in the portfolio but not the effect of the Company's funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of March 31, 2018, the Company had outstanding repurchase obligations of approximately $193.8 million with a net weighted average borrowing rate of 1.94%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $205.5 million, and cash pledged to counterparties of approximately $0.1.  At March 31, 2018, the Company's liquidity was approximately $5.1 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of outstanding borrowings under repurchase obligations at March 31, 2018.

($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
ED&F Man Capital Markets, Inc.	$76,593	39.5%	1.96%	$4,607	34
Citigroup Global Markets, Inc.	34,427	17.8%	1.92%	2,622	34
Mirae Asset Securities (USA) Inc.	27,731	14.3%	1.95%	1,570	27
KGS - Alpha Capital Markets, L.P.	27,418	14.1%	1.89%	1,466	23
South Street Securities, LLC	26,563	13.7%	1.92%	1,437	46
JVB Financial Group, LLC	1,088	0.6%	1.82%	72	13
	$193,820	100.0%	1.94%	$11,774	33

(1)
Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities, accrued interest payable and securities posted by the counterparty (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  As of March 31, 2018, such instruments were comprised entirely of Eurodollar futures contracts.

The tables below present information related to outstanding Eurodollar futures contracts at March 31, 2018.

($ in thousands)
As of March 31, 2018
	Repurchase Agreement Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2018	$73,333	2.03%	2.41%	$206
2019	100,000	2.41%	2.69%	284
2020	100,000	2.64%	2.81%	166
2021	100,000	2.80%	2.84%	39
Total / Weighted Average	$94,667	2.53%	2.72%	$695

($ in thousands)
As of March 31, 2018
	Junior Subordinated Debt Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2018	$26,000	1.71%	2.39%	$133
2019	26,000	1.63%	2.69%	276
2020	26,000	1.95%	2.81%	225
2021	26,000	2.22%	2.84%	162
Total / Weighted Average	$26,000	1.89%	2.70%	$796

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.

Book Value Per Share

The Company's Book Value Per Share at March 31, 2018 was $4.13.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At March 31, 2018, the Company's stockholders' equity was $52.6 million, with 12,743,959 Class A Common shares outstanding.

Stock Repurchase Plan

On March 26, 2018, the Board of Directors of Bimini Capital Management, Inc. (the "Company") approved a Stock Repurchase Plan ("Repurchase Plan").  Pursuant to the Repurchase Plan, the Company may purchase up to 500,000 shares of its Class A Common Stock from time to time, subject to certain limitations imposed by Rule 10b-18 of the Securities Exchange Act of 1934.  Share repurchases may be executed through various means, including, without limitation, open market transactions.  The Repurchase Plan does not obligate the Company to purchase any shares, and it expires on November 15, 2018.  The authorization for the Share Repurchase Plan may be terminated, increased or decreased by the Company's Board of Directors in its discretion at any time.

Through March 31, 2018, the Company had not repurchased any shares under the Repurchase Plan.  Subsequent to that date, and through May 7, 2018, the Company has repurchased 11,900 shares for a net cost of approximately $26,000 and a weighted average price of $2.20 per share.

Management Commentary

Commenting on the first quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, "As 2018 got underway the market environment changed.  Starting in January the specter of inflation may have finally appeared, and the rates market reacted forcefully.  Evidence of pricing pressures in the economic data and legislation out of Washington that will add materially to the budget deficit over the next few years caught the market by surprise and interest rates rose quickly over the first six weeks of the quarter.  The 10-year US treasury came within a few basis points of 3% for the first time since early 2014.  The treasury curve steepened and market participants reconsidered their expectations for future rate hikes by the Federal Reserve.  For their part, Fed officials were very consistent in support for continued gradual rate hikes.  While last Labor Day the 10-year treasury was close to 2% and the market was only expecting one more rate hike by the end of 2018, the outlook was much different by February of 2018.  As reflected in Fed funds futures, the market expects two more rate hikes in 2018, in addition to the hike in March. Funding pressures in the short-term funding markets emerged and Libor, the primary floating rate index, moved from less than 1.70% (3-month Libor) at the end of 2017 to approximately 2.31% by March 31, 2018.

"The sell-off in the rates market reversed in late February/early March as the Trump administration announced potential tariffs on imported steel and aluminum. This was followed in short order by counter-threats from essentially all US trading partners and in turn more threats from the administration.  The latter were met with even more counter-threats.  The prospect of a meaningful trade war spooked the markets and equities sold off as interest rates rallied.  These fears diminished meaningfully in April and the markets have stabilized.  With these fears reduced, and a potentially significant flare up in Syria that in the end was short lived, the markets have once again focused on the economic data.  The data remains generally very strong and public pronouncements by Fed officials support market expectations of at least two more rate hikes in 2018.  Equity markets have recovered and with early first quarter earnings announcements coming in quite strong, fear has receded from the market.  Volatility – both in the equity market and rates market – spiked mid-quarter, but has since come back down, and in a substantial way in the case of the rates market.

"The mortgage market suffered throughout the quarter and most agency mortgages performed far worse than comparable duration treasuries.  While the fourth quarter of 2017 was a great quarter for agency MBS, as other risk assets appeared quite rich on a relative basis and mortgages benefitted, this trend reversed in the first quarter of 2018.  Going forward, prepayment fears are very benign and the resulting drop-off in the supply of new mortgages should help off-set reduced purchases by the Federal Reserve.  However, as the yield curve continues to flatten, driven by progressively higher funding rates for levered mortgage investors, returns in the mortgage market are likely to remain weak.

"The performance of the Royal Palm portfolio was consistent with what we observed in the agency mortgage market generally.  Our higher coupon, fixed rate pass-throughs under-performed our hedges and led to a 15.8% negative return for the quarter. The structured portfolio generated a 7.4% positive return but coupled with the fact the capital allocation was approximately 86%/14% in favor of pass-throughs the combined portfolio generated a negative 12.6% return.  Because of the magnitude of the underperformance of pass-throughs portfolio the resulting margin call activity prevented us from growing the portfolio during the quarter, and on a mark to market basis the portfolio actually declined in market value from approximately $210 million at December 31, 2017 to approximately $205 million at March 31, 2018.  The market has stabilized so far in the second quarter and we are hopeful to resume growing the portfolio soon as the Company is otherwise cash flow positive.

"Orchid Island did not raise additional capital during the quarter. None-the-less the advisory services segment generated approximately $2.1 million in revenue – our highest quarterly total to date."

Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of March 31, 2018, and December 31, 2017, and the unaudited consolidated statements of operations for the three months ended March 31, 2018 and 2017.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	March 31, 2018	December 31, 2017
ASSETS
Mortgage-backed securities	$204,828,946	$209,692,132
Cash equivalents and restricted cash	5,884,970	8,752,860
Investment in Orchid Island Capital, Inc. common stock	11,202,665	14,105,934
Accrued interest receivable	739,221	746,121
Retained interests in securitizations	271,738	653,380
Deferred tax assets, net	45,421,066	44,524,584
Other assets	6,620,449	6,113,786
Total Assets	$274,969,055	$284,588,797

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$193,819,649	$200,182,751
Junior subordinated notes due to Bimini Capital Trust II	26,804,440	26,804,440
Other liabilities	1,723,618	1,909,358
Total Liabilities	222,347,707	228,896,549
Stockholders' equity	52,621,348	55,692,248
Total Liabilities and Stockholders' Equity	$274,969,055	$284,588,797
Class A Common Shares outstanding	12,743,959	12,660,627
Book value per share	$4.13	$4.40

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Three Months Ended March 31,
	2018	2017
Advisory services	$2,093,465	$1,670,001
Interest and dividend income	2,551,477	1,896,091
Interest expense	(1,146,599)	(575,378)
Net revenues	3,498,343	2,990,714
Losses	(6,124,421)	(1,737,104)
Expenses	1,738,978	1,599,543
Net Loss before income tax benefit	(4,365,056)	(345,933)
Income tax benefit	(1,091,290)	(131,716)
Net loss	$(3,273,766)	$(214,217)

Basic and Diluted Net Income (Loss) Per Share of:
CLASS A COMMON STOCK	$(0.26)	$(0.02)
CLASS B COMMON STOCK	$(0.26)	$(0.02)

	Three Months Ended March 31,
Key Balance Sheet Metrics	2018	2017
Average MBS(1)	$207,260,539	$128,097,806
Average repurchase agreements(1)	197,001,200	119,938,271
Average stockholders' equity(1)	54,156,798	72,043,376

Key Performance Metrics
Average yield on MBS(2)	4.01%	4.04%
Average cost of funds(2)	1.64%	0.94%
Average economic cost of funds(3)	1.96%	1.33%
Average interest rate spread(4)	2.37%	3.10%
Average economic interest rate spread(5)	2.05%	2.71%

(1)	Average MBS, repurchase agreements and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.  In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of Orchid Island Capital, Inc.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Tuesday, May 8, 2018, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 4663407.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.biminicapital.com, and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com